Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma consolidated statement of income for the year ended December 31, 2004 was prepared to illustrate the estimated effects of the acquisition of the Ciao AG (“Ciao”) business, which was acquired on April 6, 2005, combined with the effects of the Zing Wireless, Inc. (“goZing”) business, which was acquired on February 8, 2005, as previously reported on a Current Report on Form 8-K/A filed on April 25, 2005. The Greenfield unaudited pro forma statement of income for the year ended December 31, 2004 was prepared to illustrate the effects of the acquisition of goZing as if it had occurred on January 1, 2004. The unaudited pro forma consolidated statement of income for the year ended December 31, 2004 assumes that both of these acquisitions occurred on January 1, 2004. The Greenfield unaudited pro forma balance sheet as of December 31, 2004 was prepared to illustrate the estimated effects of the acquisition of the goZing business and assumes that the goZing acquisition occurred on December 31, 2004. The unaudited pro forma consolidated balance sheet as of December 31, 2004 was prepared to illustrate the estimated effects of the acquisition of the Ciao business and assumes that both of these acquisitions occurred on December 31, 2004.

     Under the purchase method of accounting, the total estimated purchase price of the Ciao acquisition, calculated as described in Note 1 to these unaudited pro forma consolidated financial statements, is allocated to Ciao’s identifiable tangible and intangible assets acquired, based on their fair values as of the acquisition date. Independent valuation specialists conducted an independent valuation in order to assist management of Greenfield Online, Inc. (the “Company”) in estimating the fair values of these assets.

     The unaudited pro forma financial information presented is derived from the historical audited financial statements of each of the Company, goZing and Ciao as of and for the year ended December 31, 2004. The unaudited pro forma financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of the Company, including the notes thereto, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The unaudited pro forma financial information does not purport to be indicative of the Company’s results of operations or financial condition that would have been reported had the events occurred on the dates indicated, nor does it purport to be indicative of the Company’s results of operations, or financial condition that may be achieved in the future.

GREENFIELD ONLINE, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET
(In thousands, except share data)
(Unaudited)

	As of December 31, 2004
			Adjustments
	Greenfield (a)	Ciao (a)	and		Pro
	Pro Forma	Historical	Eliminations		Forma
ASSETS
Current assets:
Cash and cash equivalents	$69,188	$10,462	$(59,180	) (b)	$20,470
Investments in marketable securities	17,400	79	(10,075	) (b)	7,404
Accounts receivable trade, net	13,175	5,887	(95	) (c)	18,967
Deferred taxes, current	1,040	1,566	—		2,606
Prepaid expenses and other current assets	1,345	235	10,075	(b)	11,655

Total current assets	102,148	18,229	(59,275)		61,102
Property and equipment, net	5,915	1,139	—		7,054
Other intangible assets, net	8,196	505	18,178	(d)	26,879
Goodwill	25,397	—	126,793	(e)	152,190
Deferred taxes	—	5,420	(5,420	) (g)	—
Security deposits and other long term assets	784	68	—		852

Total assets	$142,440	$25,361	$80,276		$248,077

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,674	$619	$(95	) (c)	$4,198
Accrued expenses and other current liabilities	7,467	4,534	—		12,001
Current portion of long term debt	—	—	3,333	(f)	3,333
Current portion of capital lease obligations	1,284	—	—		1,284
Deferred revenues	225	—	—		225

Total current liabilities	12,650	5,153	3,238		21,041
Long term debt	—	—	15,516	(f)	15,516
Capital lease obligations	1,959	—	—		1,959
Deferred tax liability	1,040	—	2,033	(g)	3,073
Other long-term liabilities	113	—	—		113

Total liabilities	15,762	5,153	20,787		41,702

Commitments and contingencies
Stockholders’ equity:
Preferred stock of Ciao; no par value; 7,053,226 shares authorized issued and outstanding	—	—	—		—
Common stock of Ciao; no par value; 3,060,566 shares authorized issued and outstanding	—	13,796	(13,796	) (h)	—
Common stock; par value $0.0001 per share; 100,000,000 shares authorized; 21,196,753 shares issued and outstanding Greenfield pro-forma and 25,144,120 pro-forma	2	—	—	(h)	2
Additional paid-in capital	208,235	28,825	50,872	(h)	287,932
Accumulated deficit	(78,671)	(22,260)	22,260	(h)	(78,671)
Unearned stock-based compensation	(2,757)	—	—		(2,757)
Cumulative translation adjustment	—	(153)	153	(h)	—
Treasury stock at cost	(131)	—	—		(131)

Total stockholders’ equity	126,678	20,208	59,489		206,375

Total liabilities and stockholders’ equity	$142,440	$25,361	$80,276		$248,077

See accompanying note 3 to unaudited pro forma consolidated balance sheet.

GREENFIELD ONLINE, INC.

PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Year Ended December 31, 2004
			Pro Forma			Pro Forma
						Follow-on
			Adjustments			Public
	Greenfield (a)	Ciao (a)	and			Offering
	Pro Forma	Historical	Eliminations		Combined	Adjustments		Combined
Net revenues	$55,904	$22,501	$(95	) (b)	$78,310	$—		$78,310
Cost of revenues	16,454	4,872	150	(c)	21,476	—		21,476

Gross profit	39,450	17,629	(245)		56,834	—		56,834

Operating expenses:
Selling, general and administrative	25,393	8,316	—		33,709	—		33,709
Panel acquisition expenses	2,922	—	391	(d)	3,313	—		3,313
Depreciation and amortization	1,932	107	3,920	(e)	5,959	—		5,959
Research and development	1,002	639	—		1,641	—		1,641

Total operating expenses	31,249	9,062	4,311		44,622	—		44,622

Operating income	8,201	8,567	(4,556)		12,212	—		12,212

Other income (expense):
Interest income (expense), net	78	11	—		89	(862	) (g)	(773)
Related party interest expense, net	(46)	—	—		(46)	—		(46)
Other expense, net	(64)	—	—		(64)	—		(64)

Total other income (expense)	(32)	11	—		(21)	(862)		(883)

Income (loss) before income taxes	8,169	8,578	(4,556)		12,191	(862)		11,329
Provision (benefit) for income taxes	508	(4,713)	(879	) (f)	(5,084)	(58	) (h)	(5,142)

Net income	7,661	13,291	(3,677)		17,275	(804)		16,471
Less: Charge to Common Stockholders for Series B convertible preferred stock	(28,054)	—	—		(28,054)	—		(28,054)

Net income (loss) available to common stockholders	$(20,393)	$13,291	$(3,677)		$(10,779)	$(804)		$(11,583)

Net loss per share available to common stockholders:
Basic	$(1.24)							$(0.47)

Diluted	$(1.24)							$(0.47)

Weighted average shares outstanding:
Basic	16,409		3,947	(i)		4,145	(i)	24,501

Diluted	17,146		3,947	(i)		4,145	(i)	25,238

See accompanying note 4 to unaudited pro forma consolidated statement of income.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Basis of Pro Forma Presentation:

     On April 6, 2005, we entered into a Share Purchase Agreement (the “Share Purchase Agreement”) to acquire all of the outstanding stock of Ciao AG, a privately held German company (“Ciao”), by and among us, Ciao, the shareholders of Ciao as the Sellers, the representative of the Sellers, our wholly-owned acquisition subsidiary SRVY Acquisition GmbH and its wholly owned subsidiary Ciao Holding GmbH as Buyers, and the Company Trustee (as identified therein). Pursuant to the Share Purchase Agreement, we acquired all of the outstanding shares of stock of Ciao for €57,692,250 ($74.3 million) in cash, subject to certain closing and post closing adjustments, and 3,947,367 shares of our common stock valued at $20.19 per share (the closing price of our common stock on the Nasdaq National Market on April 6, 2005). We funded a portion of the cash proceeds delivered in the transaction from the Commerce Bank Credit Facility as described below and the balance from the proceeds of our follow-on public offering, which we completed in December 2004. In addition to the €57,692,250 ($74.3 million) set forth above, the cash portion of the consideration was adjusted to reflect the estimated amount of cash on hand at Ciao in excess of a specified amount of working capital as of the closing date. Such amount is subject to a post closing adjustment based on the final closing date balance sheet of Ciao. Therefore, for each of the periods presented, the unaudited pro forma financial information presented herein gives effect to the acquisition of Ciao and the reduction in cash utilized and the additional stock issued as a result of the Ciao transaction.

     On April 6, 2005, we entered into a Credit Agreement with Commerce Bank NA (“Commerce Bank”) that provides for a term loan of $10,000,000 and a revolving loan of up to $15,000,000 (the “Commerce Bank Credit Facility”). The amounts available to be borrowed under the revolving loan are based on eligible accounts receivable as defined in the Credit Agreement. The initial interest rate on both the term loan and the revolving loan is 3.5% above the Eurodollar rate for a one month period. Under the terms of the Credit Agreement we may choose to have the interest rate be 3.5% above the Eurodollar rate for a one month, two month or three month period, or we may choose to have the interest rate be 0.75% above the prime rate. The Credit Agreement requires that monthly payments of principal and interest be made on the term loan, and both the term loan and revolving loan mature on April 6, 2008. The Commerce Bank Credit Facility is secured by security interests in substantially all of our personal property. Two of our subsidiaries, Zing Wireless, Inc. and Rapidata.Net, Inc. have guaranteed to Commerce Bank our obligations under the Commerce Bank Credit Facility and have also granted security interests in substantially all of their personal property. On April 6, 2005, we drew approximately $18.8 million under the Commerce Bank Credit Facility, of which $10 million was drawn under the term loan and the balance was drawn under the revolving loan. We utilized approximately $7.4 million of the loan proceeds to fund a portion of the acquisition of Ciao (the “Ciao Acquisition”) and approximately $11.4 million for working capital and general corporate purposes.

     On February 8, 2005, we completed the acquisition of Zing Wireless, Inc., a privately held California corporation (“goZing”), pursuant to the terms and conditions of an Agreement and Plan of Reorganization dated February 8, 2005 (the “Plan of Reorganization”) among us, goZing and our wholly-owned acquisition subsidiary, Greenfield Acquisition Sub, Inc. (“Sub”). Pursuant to the Plan of Reorganization, we acquired all of the outstanding shares of common stock of goZing for an aggregate consideration of approximately $31.9 million in cash, subject to certain closing and post closing adjustments. The parties have also agreed that $3.0 million of the purchase price will be held in escrow for a period not to exceed 18 months ($2.0 million of which is released after 12 months if there are no pending claims) as security for any indemnification claims we may have under the Plan of Reorganization. Simultaneously with the closing, goZing’s three executive officers purchased a total of 195,650 shares of our common stock for an aggregate purchase price of $3.6 million. The pro forma amounts include the goZing acquisition as of and for the year ended December 31, 2004 and have been previously reported on a Current Report on Form 8-K/A filed on April 25, 2005.

     We acquired goZing and Ciao primarily to increase our panel size and panel demographics as well as our customer base, and in the case of Ciao, to accelerate our international expansion. Under the purchase method of accounting, the total purchase price as shown in the following table allocates the estimated fair values (in thousands) of the Ciao assets acquired and liabilities assumed at December 31, 2004. Differences may arise based on the amount of net assets acquired as of December 31, 2004, the date of these pro forma financial statements and April 6, 2005, the date of the Ciao acquisition.

(Unaudited)
December 31,
Net assets acquired in the Ciao acquisition:	2004
Cash	$10,462
Marketable securities	79
Trade Receivables	5,887
Deferred income taxes	1,566
Other current assets	235
Property and equipment	1,139
Other Intangible assets	18,683
Goodwill	126,793
Other long term assets	68

Total assets acquired	164,912
Accounts payable	(619)
Accrued expenses	(3,375)
Other current liabilities	(1,159)
Deferred tax liability	(2,033)

Net assets acquired	$157,726

     Other intangible assets consists of the following at December 31, 2004 (in thousands):

	Estimated	(Unaudited)
	Useful	December 31,
Other intangible assets acquired in the Ciao acquisition:	Life-Years	2004
Internal use software	2	$489
Panel members	4	1,565
Domain and trade names and service marks	5	6,542
Customer relationships	5	7,483
Non-competition agreements	2.75	2,340
Backlog	0.25	264

Other intangible assets		$18,683

     The actual results of Ciao will be included in our consolidated financial statements beginning April 7, 2005, the day following the date of the acquisition.

Note 2 — Pro Forma Adjustments and Eliminations:

     Pro forma adjustments are necessary to reflect the purchase price, to adjust the amounts related to Ciao’s net tangible and intangible assets to the fair value as determined by an independent valuation specialist, to reflect the amortization expense related to the amortizable intangibles, changes in depreciation and amortization expense resulting from the fair value adjustments to the net tangible assets, conforming accounting adjustments and the impact of the income tax effect related to the consolidation and pro forma adjustments. Intercompany balances and transactions between Ciao and Greenfield have been eliminated. Certain reclassifications have been made to conform Ciao’s historical amounts to Greenfield’s presentation.

Note 3 — Notes to Unaudited Pro Forma Consolidated Balance Sheet:

(a)	The Greenfield pro forma column reflects the pro forma amounts including goZing as previously reported on a Current Report on Form 8-K/A filed on April 25, 2005. The Ciao column reflects the historical balance sheet of Ciao.

(b)	Adjustment reflects the reduction of cash utilized of $78,029 to acquire Ciao, reduced by $18,849 from the proceeds of a loan utilized to fund a portion of the Ciao acquisition. Additionally, $10,075 of cash was utilized to fund the excess Ciao cash at the date of closing to the former shareholders of Ciao, which was returned to Greenfield approximately 35 days after closing.

(c)	Adjustment reflects the elimination of accounts receivable and accounts payable between Ciao and Greenfield, primarily related to outsourced panelist responses.

(d)	Adjustment reflects the increase to record the difference between the fair value and the historical amount of the Ciao intangibles, the allocation of which is shown in Note 1.

(e)	Adjustment to record the goodwill resulting from the difference between the total consideration paid to acquire the Ciao business and the valuation of Ciao’s assets, liabilities, other purchase accounting adjustments and the historical amounts of Ciao’s assets and liabilities.

(f)	Adjustment reflects the proceeds from a loan, which was entered into to provide an additional funding source of $18,849, a portion of which was utilized to fund a portion of the cash consideration in the Ciao acquisition.

(g)	Adjustment in the long term deferred tax liability of $2,033 reflects the tax liability associated with the step up in basis of the amortizable intangible assets acquired from Ciao of $7,453, reduced by the long term deferred tax assets acquired from Ciao of $5,420.

(h)	Adjustment reflects the elimination of the equity associated with the Ciao business, plus the additional paid in capital of $79,697 associated with the issuance of 3,947,367 shares of our common stock to acquire Ciao, valued at a price of $20.19 per share, the closing price on the date of the acquisition.

Note 4 — Notes to Unaudited Pro Forma Consolidated Statement of Income:

(a)	The Greenfield pro forma column reflects the pro forma amounts including goZing as previously reported on a Current Report on Form 8-K/A filed on April 25, 2005. The Ciao column reflects the historical statement of income of Ciao. Certain reclassifications have been made to the historical financial statements of Ciao to conform to the presentation used by Greenfield.

(b)	Adjustment reflects the elimination of $95 of revenues between Ciao and Greenfield, primarily for the use of outsourced panelist responses.

(c)	Adjustment reflects the elimination of purchases of outsourced panelist responses of $95 between Ciao and Greenfield, more than offset by additional amortization of $245 associated with the step up in basis of internal use software obtained as a result of the Ciao acquisition.

(d)	Adjustment reflects the additional amortization of $391 associated with the acquired panel members from the Ciao acquisition.

(e)	Adjustment reflects the increase in amortization of intangible assets acquired, consisting of panel members, domain and trade names and service marks, customer relationships, non-competition agreements and backlog as shown in Note 1.

(f)	Adjustment reflects the impact of the incremental income taxes that would have been recorded for the pro forma results, including the impact of (a) through (e) above.

(g)	Adjustment reflects the reduction in interest income of $272 as a result of using our follow-on public offering proceeds as if the follow-on public offering occurred on January 1, 2004 in order to complete the Ciao acquisition and the increase in interest expense of $590 as a result of additional borrowings required to acquire Ciao, as if these borrowings occurred on January 1, 2004, in order to complete the Ciao acquisition.

(h)	Adjustment reflects the tax benefit realized as a result of reduced interest income and additional interest expense as described in note (g) above.

(i)	Adjustment reflects the increase in our weighted average shares outstanding as a result of (i) our sale of common stock in a follow-on public offering as if it occurred on January 1, 2004, in order for us to raise sufficient funds to complete the Ciao acquisition on that date and pay the costs and expenses of such offering, (ii) the issuance of 3,947,367 shares of our common stock as part of the consideration paid to acquire Ciao.